UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 6, 2015

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park Stamford, CT	06905
(Address Of Principal Executive Offices)	(Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Patent Properties, Inc. (the "Company" ) held its Annual Meeting of Stockholders on May 6, 2015. At that meeting there were 8,064,816 shares of Common Stock and 14,999,000 shares of Series B Convertible Preferred Stock present in person or by proxy and entitled to vote. Each share of Common Stock entitles its holder to one vote on any matter submitted to the stockholders. The holder of the Series B Convertible Preferred Stock vote together with the Common Stock on all matters where stockholders are entitled to vote. The holders of the Series B Convertible Preferred Stock are entitled to cast an aggregate of 80% of the total votes that may be cast with respect to any such matter. The matters voted upon and the results of the vote (after giving effect to the foregoing weighting of votes cast) are set forth below.

Proposal One: Election of Directors. Stockholders elected each of the following nominees as director to hold office until the 2016 Annual Meeting and until his or her successor is elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jay Walker	30,575,405	7,065	789,345
Jonathan Ellenthal	30,576,439	6,031	789,345
Nathaniel J. Lipman	30,579,023	3,446	789,345
Richard J. Salute	30,579,023	3,446	789,345
Sharon Barner	30,579,023	3,446	789,345
Harvey W. Schiller, Ph.D.	30,576,439	6,031	789,345

Proposal Two: Approval of the Patent Properties, Inc. Amended and Restated Long-term Incentive Plan, effective March 2, 2015. Stockholders approved the Patent Properties, Inc. Amended and Restated Long-term Incentive Plan, effective March 2, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,560,379	22,091	0	789,345

Proposal Three: Authorization of Reverse Stock Split. Stockholders authorized the Board of Directors to effect, in its discretion, an Amendment to the Certificate of Incorporation, as amended, to effectuate a reverse stock split of the Company's issued and outstanding Common Stock, par value $0.001 per share, by a ratio of no less than one-for-two (1:2) and no more than one-for-five (1:5).

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,181,519	186,849	3,446	0

Proposal Four: Ratification of Appointment of Independent Auditors. Stockholders approved the ratification of the appointment of Marcum, LLP as the Company's independent auditors for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions
31,371,808	6	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2015

PATENT PROPERTIES, INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO